UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 9, 2015

CÜR MEDIA, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-183760	99-0375741
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2217 New London Turnpike South Glastonbury, CT 06073

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (860) 430-1520

N/A

(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On March 9, 2015, CUR Media, Inc. (the “Company”) commenced an issuer tender offer with respect to certain warrants to purchase common stock of the Company in order to provide the holders thereof with the opportunity to amend and exercise their warrants upon the terms and subject to the conditions set forth in the Company’s tender offer statement on Schedule TO and the related exhibits included therein (the “Offering Materials”) filed with the Securities and Exchange Commission (the “SEC”) on March 9, 2015.

The Company is offering to amend, upon the terms and subject to the conditions set forth in the Offering Materials, warrants to purchase an aggregate of 9,680,355 shares of common stock of the Company (the “Offer to Amend and Exercise”), consisting of outstanding warrants to purchase 9,680,355 shares of the Company’s common stock at an exercise price of $2.00 per share (the “Original Warrants”), issued to investors participating in the Company’s private placement financing with respect to which closings occurred on January 28, 2014, March 14, 2014 and March 28, 2014 (the “PPO Unit Offering”).

Pursuant to the Offer to Amend and Exercise, the Original Warrants of holders who elect to participate in the Offer to Amend and Exercise will be amended (the “Amended Warrants”) to: (i) reduce the exercise price to $0.50 per share of common stock in cash, (ii) shorten the exercise period so that they expire concurrently with the expiration of the Offer to Amend and Exercise at 5:00 p.m. (Eastern Time) on April 6, 2015, as such expiration date may be extended by the Company in its sole discretion, or as required by applicable law (the “Expiration Date”), (iii) delete any price-based anti-dilution provisions; (iv) restrict the ability of the holder of shares issuable upon exercise of the Amended Warrants to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of such shares without the prior written consent of the Company for a period of ninety (90) days after the Expiration Date (the “Lock-Up Period”); and (v) provide that a holder, acting alone or with others, will agree not to effect any purchases or sales of any securities of the Company in any “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any type of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) or similar arrangements, or sales or other transactions through non-U.S. broker dealers or foreign regulated brokers through the expiration of the Lock-Up Period.

The purpose of the Offer to Amend and Exercise is to encourage the amendment and exercise of the Original Warrants by significantly reducing both the exercise price and the exercise period of the Original Warrants in order to help the Company reduce its outstanding warrant liability and to provide funds to support the Company’s operations.

The Company believes the Offer to Amend and Exercise will help the Company reduce the warrant liability recorded by the Company on its financial statements, which may be an impediment to the Company’s longer term goal to pursue a listing of its Common Stock on a national securities exchange. Due to the price-based weighted-average anti-dilution provisions contained in the Original Warrants, the Company is required to record a derivative liability on its balance sheet each fiscal quarter for these warrants for so long as they are not exercised and have not expired. In addition, the Company is required to record any change in the value of the warrants on a quarterly basis. The warrant liability is primarily affected by changes in the Company’s stock price, which causes the warrant liability to fluctuate as the market price of the Company’s stock fluctuates. The warrant liability required to be recorded by the Company may have the adverse effect of substantially reducing the Company’s stockholders’ equity. The initial listing standards applicable to the Company for both the NYSE MKT and NASDAQ require that a company meet minimum stockholders’ equity requirements. The price-based weighted-average anti-dilution provisions contained in the Original Warrants may prevent the Company from satisfying those requirements.

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The Company plans to use the net proceeds from the Offer to Amend and Exercise to fund its ongoing operations, including the Company’s efforts to complete the development and commercialization of CÜR Music, the Company’s streaming music service for listening on the web and mobile devices, and for general working capital purposes.

As of September 30, 2014, the Company’s cash and cash equivalents were $4,540,692 compared to $5,938,999 at June 30, 2014. During the three months ended September 30, 2014, the Company used $1,377,939 of cash in operations compared to $1,249,970 for the three month period ended June 30, 2014. The Company believes its cash resources as of September 30, 2104 are sufficient to fund its current business plan, support operations, fund research and development and meet current obligations into the second quarter of 2015. Assuming that all of the Original Warrants are exercised in the Offer to Amend and Exercise resulting in estimated net proceeds of approximately $4,261,160, the Company anticipates it would have sufficient capital to fund its current business plan, support operations, fund research and development and meet current obligations until at least the fourth quarter of 2015.

Holders may elect to participate in the Offer to Amend and Exercise with respect to some, all or none of their Original Warrants. If holders choose not to participate in the Offer to Amend and Exercise, their Original Warrants will remain in full force and effect, as originally issued with an exercise price of $2.00 per share; provided, however, regardless of whether a holder participates in the Offer to Amend and Exercise, such holder may nevertheless consent to the amendment to the Original Warrants to remove the price-based anti-dilution, as provided in the Anti-Dilution Amendment (as defined below).

The period during which Original Warrants may be amended and exercised on the terms described above will commence on March 2, 2015 and continue through the Expiration Date.

The Company will agree to amend all Original Warrants held by eligible holders who elect to participate in the Offer to Amend and Exercise, upon the terms and subject to the conditions of the Offer to Amend and Exercise and the accompanying Election to Consent, Participate and Exercise Warrant included with the Offering Materials.

Regardless of whether a holder elects to participate in the Offer to Amend and Exercise, the Company is requesting that the holders of the Original Warrants nevertheless consent to the amendment to the Original Warrants to remove the price-based anti-dilution provisions contained in the outstanding Original Warrants (the “Anti-Dilution Amendment”).

A holder’s election to participate in the Offer to Amend and Exercise, or a holder’s consent to the Anti-Dilution Amendment, will also be deemed to be a waiver of the price-based anti-dilution rights linked to the shares of common stock of the Company such holder received in the PPO Unit Offering (the “PPO Shares”). Such waiver will apply to the price-based anti-dilution rights linked to the total number of such holder’s PPO Shares.

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In addition to the Original Warrants, there are outstanding warrants to purchase an aggregate of 968,034 shares of the Company’s common stock comprised of warrants issued to the placement agent and its sub-agents in the Company’s PPO Unit Offering (the “PPO Agent Warrants”).

The PPO Agent Warrants contain the same type of price-based weighted-average anti-dilution provisions as the Original Warrants. Like the Original Warrants, the terms of each of the PPO Agent Warrants may be amended with the consent of the Company and the holders thereof. Separate and apart from this Offer to Amend and Exercise, the Company intends to seek the consent of the holders of the PPO Agent Warrants in order to remove the price-based anti-dilution provisions from such warrants. There can be no assurance that the Company will be successful in obtaining the consent of the holders of the PPO Agent Warrants.

Business Update

Recent Milestones

Since closing on our private placement financing in the first quarter of 2014, the Company has accomplished the following milestones:

•	Entered into an agreement with Wondersauce, as design, user interface and user experience consultant.

•	Entered into an agreement with Zoura, to provide subscription platform.

•	Entered into an agreement with Rovi, for search, discovery and recommendation service.

•	Entered into an agreement with MediaNet, as third party provider of digital content.

•	Increased staff to 20 employees.

•	Brought in Jay Clark, a former Sirius executive, as a strategic advisor.

•	Introduced the Alpha version of CÜR Music iPhone App and Website.

•	Reached agreements in principle with two of the three major record labels, and are now working on completing formal contracts.

Important Information

The information in this Form 8-K is for informational purposes only, and the foregoing reference to the tender offer shall not constitute an offer to buy, exchange or amend securities or constitute the solicitation of an offer to sell, exchange or amend any of the Company’s securities. The Company filed a tender offer statement on Schedule TO and the offering materials related to the tender offer, including the Offer to Amend and Exercise, the Election to Consent, Participate and Exercise Warrant, forms of Amended Warrants and Notice of Withdrawal, with the SEC. These documents contain important information that should be read carefully and considered before any decision is made with respect to the tender offer. These documents may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, these documents (and all other materials filed by the Company with the SEC) may be obtained at no charge by directing a request to CÜR Media, Inc., 2217 New London Turnpike, South Glastonbury, CT 06073, Attn: Corporate Secretary, telephone number (860) 430-1520.

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The Company has retained Katalyst Securities LLC as exclusive warrant agent for the Offer to Amend and Exercise (the “Warrant Agent”). The Warrant Agent may be reached at:

Katalyst Securities LLC

1330 Avenue of the Americas, 35th Floor

New York, New York 10019

Attention: Michael Silverman

Tel: (917) 696-1708

Attention: David Landskowsky

Tel: (212) 612-3223

The holders of the Original Warrants previously represented to the Company that they were “accredited investors” in connection with the transactions in which such holders acquired the Original Warrants. The Company will not accept any Election to Consent, Participate and Exercise Warrant from or on behalf of any Original Warrant holders if the Company determines that a valid securities exemption is not available under the Securities Act. In addition, the Company will not accept any Election to Consent, Participate and Exercise Warrant from or on behalf of Original Warrant holders in any state where the Company is prohibited from making the Offer to Amend and Exercise by administrative or judicial action pursuant to a state statute after a good faith effort by the Company to comply with such statute.

Forward Looking Statements

This filing includes “forward-looking statements.” All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect our operations, financial performance, and other factors as discussed in our filings with the Securities and Exchange Commission (“SEC”). Among the factors that could cause results to differ materially are those risks discussed in the periodic reports we file with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2013. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.” We do not undertake any duty to update any forward-looking statement except as required by law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CÜR MEDIA, INC.

Date: March 9, 2015	By:	/s/ Thomas Brophy
	Name:	Thomas Brophy
	Title:	Chief Executive Officer

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